                     CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Board of
Trustees" and "Independent Auditors and Legal Counsel" and to the use of our
report dated May 16, 2003 included in the Statement of Additional Information of this Registration Statement (Form N-2 No. 333-89784 and 811-21110) and
related Prospectus of OFI Tremont Core Diversified Hedge Fund.

                                    /s/ ERNST & YOUNG LLP
                                    ----------
                                    ERNST & YOUNG LLP

New York, New York
September 17, 2003